__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
May 16, 2012 (May 16, 2012)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 5.07     Submission of Matters to a Vote of Security Holders.
The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of HollyFrontier Corporation (the “Company”) was held on May 16, 2012. A total of 189,045,926 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing approximately 90.71% of the Company’s shares outstanding as of the March 20, 2012 record date. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal is set forth in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 30, 2012.
Proposal 1: Election of Directors. The stockholders elected all twelve director nominees to serve until the Company’s next annual meeting.

Nominee	For	Withhold	Abstain	Broker Non-Vote
Douglas Y. Bech	167,229,188	1,201,700	523,220	20,091,818
Buford P. Berry	163,957,010	4,515,679	481,419	20,091,818
Matthew P. Clifton	167,203,705	1,268,681	481,722	20,091,818
Leldon E. Echols	165,085,041	3,388,825	480,242	20,091,818
R. Kevin Hardage	144,695,937	23,732,457	525,714	20,091,818
Michael C. Jennings	166,286,128	2,184,453	483,527	20,091,818
Robert J. Kostelnik	167,504,766	925,443	523,899	20,091,818
James H. Lee	166,746,349	1,684,425	523,334	20,091,818
Robert G. McKenzie	163,521,177	4,951,470	481,461	20,091,818
Franklin Myers	166,970,463	1,460,761	522,884	20,091,818
Michael E. Rose	167,286,454	1,140,975	526,679	20,091,818
Tommy A. Valenta	167,480,567	947,054	526,487	20,091,818
Proposal 2: Advisory Vote on the Compensation of the Company’s Named Executive Officers. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
160,417,271	7,253,124	1,283,713	20,091,818
Proposal 3: Ratification of the Appointment of Ernst & Young LLP. The stockholders ratified the appointment of Ernst & Young LLP as the Company’s registered public accounting firm for the 2012 fiscal year.

For	Against	Abstain
185,314,067	3,174,663	557,196

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Doug Aron
	Name:	Doug S. Aron
	Title:	Executive Vice President and Chief
Financial Officer

Date:    May 16, 2012